EXHIBIT 10.1A

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

     THIS AMENDMENT ("AMENDMENT") is made as of the 31st day of May, 2002, by and between RETURN ON INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Employer") and CHARLES PECCHIO, JR., an individual resident of Georgia (hereinafter referred to as the "Employee").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS,   Employee  and  the  Employer  have  entered  into  that  certain
Employment Agreement dated January 18, 2002 (the "Employment Agreement"); and

     WHEREAS, the Employer and the Employee desire to amend certain terms and conditions of the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Notwithstanding   anything  contained  in  the  Employment  Agreement,
effective as of July 1, 2002, Employee shall no longer serve as Chief Executive Officer, but shall be employed as the Chairman of the Board of Employer.

     2. On June 30, 2002, Employee shall be paid a bonus of $35,000.00 by Employer as payment in full of the quarterly and annual incentive compensation accrued under the 2000 Agreement (as defined in the Employment Agreement) for the period July 1, 2001 through January 31, 2002 (the "Incentive Compensation"). Employee's outstanding advance of $20,300.00 shall be deducted from Employee's net payroll amount on said date.

     3. For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Employer does hereby release, acquit, and forever discharge, and does for itself, its subsidiaries, its predecessors, and its agents and assigns, release acquit and forever discharge Employee and his agents and heirs, of and from any and all liability, loss, cost, claim, or demand, and any and all manner of actions, causes of action, suits, debts, sums of money, accounts, covenants, agreements, promises and damages (whether grounded in tort, contract, quasi contract or equity, or on any local, state, or federal statute, rule, or regulation or otherwise), known or unknown, of whatever kind or nature, from the beginning of the world to the date hereof, which any of them has heretofore had, now has, or may in the future have whatsoever, in law or in equity or otherwise against Employee related to Employee's employment through January 31, 2002 by Employer, its predecessors, and its subsidiaries.

     4. For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Employee does hereby release, acquit, and forever discharge, and does for himself and his agents and assigns, release acquit and forever discharge Employer and its predecessors and subsidiaries and their respective officers, directors, agents, and assigns, of and from any and all liability, loss, cost, claim, or demand, and any and all manner of

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actions,  causes of action,  suits, debts, sums of money,  accounts,  covenants, agreements, promises and damages (whether grounded in tort, contract, quasi contract or equity, or on any local, state, or federal statute, rule, or regulation or otherwise), known or unknown, of whatever kind or nature, from the beginning of the world to the date hereof, which Employee has heretofore had, now has, or may in the future have whatsoever, in law or in equity or otherwise against any of them related to Employee's employment through January 31, 2002 by Employer, its predecessors, and its subsidiaries, except for the obligation to pay the Incentive Compensation.

     5. All other terms and conditions of the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized representative and the Employee has executed this Amendment as set forth below.

RETURN ON INVESTMENT CORPORATION


By: /s/ Charles A. McRoberts
    ------------------------------
    Charles A. McRoberts, Chairman


By: /s/ Arol Wolford
    ------------------------------
    Arol Wolford, President

[CORPORATE SEAL]

EMPLOYEE:


/s/ Charles Pecchio, Jr.          [SEAL]
    ------------------------------
    Charles Pecchio, Jr.